UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023 (February 6, 2023)

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 774-3034
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.
On February 7, 2023, DuPont de Nemours, Inc. (the "Company") issued a press release, attached as Exhibit 99.1, and incorporated herein by reference, announcing results for the fourth quarter and full year 2022.

The information contained in this Item 2.02, as well as Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 2.02 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 6, 2023, the Company and its Chief Executive Officer and Executive Chairman, Edward D. Breen, entered into an employment letter agreement (the “Letter Agreement”) pursuant to which he will continue employment with the Company from and after January 1, 2024, on an at-will basis. Except as otherwise noted below, the Letter Agreement, effective as of January 1, 2024, supersedes Mr. Breen’s existing employment agreement with the Company dated as of December 28, 2020, which will expire by its terms on December 31, 2023, unless earlier terminated.

The Letter Agreement provides that Mr. Breen generally will be subject to Company policies and procedures on the same basis as other senior executives and does not specify any salary or bonus levels, but it does provide that Mr. Breen will participate in the Company’s Senior Executive Severance Plan—without entitlement to the cash severance payments thereunder—in lieu of his current participation in the legacy version of that plan. Moreover, as under his existing employment agreement, Mr. Breen generally will be eligible for retirement vesting under his equity incentive awards and, upon any termination of employment other than for cause, be deemed to satisfy any minimum service requirement under those awards, subject to a requirement that he have been employed for at least six months following grant. Finally, the Letter Agreement acknowledges that certain provisions of the existing employment agreement by their terms survive expiration of the agreement.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to its full text, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.
As part of its press release announcing results for the fourth quarter and full year 2022, attached as Exhibit 99.1, and incorporated herein by reference, the Company announced the declaration of a first quarter 2023 dividend of $0.36 per share, which represents a nine percent increase over its first quarter 2022 dividend.

The information contained in this Item 7.01, as well as Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01 - Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Letter Agreement by and between DuPont de Nemours, Inc. and Edward D. Breen, dated as of February 6, 2023.
99.1	Press release issued by DuPont de Nemours, Inc. on February 7, 2023, announcing results for the fourth quarter and full year 2022 and declaration of first quarter 2023 dividend.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant
Date: February 7, 2023

By:	/s/ Michael G. Goss
Name:	Michael G. Goss
Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement by and between DuPont de Nemours, Inc. and Edward D. Breen, dated as of February 6, 2023.
99.1	Press release issued by DuPont de Nemours, Inc. on February 7, 2023, announcing results for the fourth quarter and full year 2022 and declaration of first quarter 2023 dividend.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.